EXHIBIT 10.66
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              AMENDMENT TO INVESTMENT AND STOCK PURCHASE AGREEMENT


         Reference is made to a certain Investment and Stock Purchase Agreement, dated as of December 2, 1999 (the "Original Agreement"), by and between ANNIE'S HOMEGROWN INC. ("Annie's"), a Delaware corporation, and HOMEGROWN NATURAL FOODS, INC. (formerly known as Homegrown Holdings Corp.) ("Homegrown"), a Delaware corporation. This Amendment to the Original Agreement is made as of October 16, 2000. Capitalized terms not defined in this Amendment shall have the meaning given to them in the Original Agreement.

                                   BACKGROUND

         A. Annie's and Homegrown entered into the Original Agreement to define and establish the terms and conditions of a certain cash investment by Homegrown in exchange for (I) a certain $1,000,000 unsecured subordinated promissory note bearing interest at 9% per annum, providing for interest only payments for five years with principal then being due (the "Note"); and (II) preferred stock having an aggregate par value of $2,000,000 redeemable at par with a liquidation preference of par plus 10% per annum and having the voting rights of 1,000,000 shares of Common Stock of Annie's; and (III) a Warrant to purchase 1,500,000 shares of Annie's Common Stock, par value $.001 (the "Warrant").

         B. Pursuant to the terms and conditions of the Original Agreement, Annie's and Homegrown agreed to place the Note and Warrant into escrow with Kirkpatrick & Lockhart LLP pending funding of the Note.

         C. The Note has not been funded.

         D. The parties wish to terminate the Note and Warrant and all legal obligations and rights arising thereform.


                                    AGREEMENT
                                    ---------

         In consideration of the foregoing, the mutual agreement of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Annie's and Homegrown agree as follows:

         1. The cover page of the Original Agreement is hereby amended by striking ". . . $1,000,000 9% Subordinated Note and Series A Convertible Preferred Stock With Aggregate Par Value of $2,000,000 and Warrant to Purchase Shares of Common Stock" and replacing it with "Series A Convertible Preferred Stock With Aggregate Par Value of $2,000,000."
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         2. Section 1.1 of the Original Agreement is hereby amended by striking
"(i) its unsecured subordinated promissory note in the principal amount of $1,000,000, bearing interest at 9% per annum, providing for interest only payments for five years with principal then being due (the "Note"), (ii) preferred stock having an aggregate par value of $2,000,000 redeemable at par with a liquidation preference of par plus 10% per annum and having the voting rights of 1,000,000 shares of Common Stock of ANNIE'S (the "Series A Convertible Preferred Stock"), and (iii) a Warrant to purchase 1,500,000 shares of the Common Stock of ANNIE'S, par value $.001 (the "Common Stock")." and replacing it with "preferred stock having an aggregate par value of $2,000,000 redeemable at par with a liquidation preference of par plus 10% per annum and having the voting rights of 1,000,000 shares of Common Stock of ANNIE'S (the "Series A Convertible Preferred Stock")."

         3. Section 1.2 of the Original Agreement is hereby amended by striking "The Note. The Note shall be in an aggregate principal amount of $1,000,000 due on the fifth anniversary of its issuance, and shall be (i) dated the date of issue, (ii) expressed to bear interest prior to maturity at the rate of 9% per annum, payable semi-annually on the last day of June and December in each year commencing on the first of such dates after the date of issuance thereof, and at maturity, and to bear interest on any overdue installment of interest or payment of principal in the amount of 1% per month for each month that payment is so overdue, until paid, (iii) expressed to mature on the fifth anniversary of its issue, (iv) subordinate to any payments due to current or future bank or institutional lenders of ANNIE'S and (v) otherwise substantially in the form attached hereto as Exhibit "A". Interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          ANNIE'S shall have the privilege of prepaying the outstanding Note, in whole or in part without penalty. Prepayment on the Note shall be made by the payment of the aggregate principal amount remaining unpaid on the Note and accrued interest thereon to the date of such prepayment. Any prepayment of less than the balance of principal and accrued interest on the Note shall be applied to the payment in full of the Note." and replacing it with "[INTENTIONALLY OMITTED]."

         4. Section 1.3 of the Original Agreement is hereby amended by striking "The Warrant. At the time of the issuance of the Note, ANNIE'S shall issue, convey, transfer, assign and deliver to HOLDINGS, a Warrant substantially in the form attached hereto as Exhibit "B" to purchase the Common Stock (the "Warrant").

         The Warrant shall have a term of five years and shall have an exercise price equal to $2.00 per share of Common Stock until the third anniversary of the Closing (as defined in ss.2); $2.50 during the six months thereafter; $3.00 from then to the fourth anniversary of the Closing; $3.50 for six months thereafter; and $4.00 per share from four and one-half years after the Closing until expiration of the Warrant.

         In the event the net sales of ANNIE'S for the fiscal year ended March 31, 2000 do not equal or exceed $9,500,000 or the "adjusted net income" of ANNIE'S for that

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fiscal year is not positive, the exercise price of the Warrant shall be reduced by $.50 per share from each of the prices set forth above. "Net Sale" means the gross sales price arising from the sales by ANNIE'S of goods during the fiscal year ended March 31, 2000 (recorded in accordance with generally accepted accounting principles) net of returns or disputed transactions. "Adjusted net income" is defined on Exhibit "C" hereto.

          The rights, powers and terms of the Common Stock will be provided for in ANNIE'S Certificate of Incorporation and Certificate of Designation in effect on the Closing Date, and as otherwise provided by the Delaware General Corporation Law." and replacing it with "[INTENTIONALLY OMITTED]."

         5. Section 2.1 of the Original Agreement is hereby amended by striking "On the Closing Date, ANNIE'S also agrees to execute and place in escrow with Kirkpatrick & Lockhart LLP, counsel to ANNIE'S, the Note and Warrant to be held according to an Escrow Agreement by and among HOLDINGS, ANNIE'S and Kirkpatrick & Lockhart LLP as Escrow Agent (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, the Note and Warrant shall be released to the escrow agent (the "Pledge Escrow Agent") identified in the Pledge and Escrow Agreement (the "Pledge Agreement"), dated the date hereof, between HOLDINGS, Ann E. Withey and Andrew M. Martin, on behalf of HOLDINGS and subject to the Pledge Agreement, upon the receipt by ANNIE'S of the remaining $1,000,000 of the Investment, which HOLDINGS shall be obligated to deliver to ANNIE'S on or before April 30, 2000, unless ANNIE'S is then insolvent or bankrupt." and replacing it with "[INTENTIONALLY OMITTED]."

          6. Section 2.2 of the Original Agreement is hereby amended by striking "ANNIE'S shall also deliver to Kirkpatrick & Lockhart LLP, as Escrow Agent, the Note and Warrant, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement."

         7. Section 5.1 of the Original Agreement is hereby amended by striking "HOLDINGS understands that the securities it is purchasing hereunder (or will acquire upon conversion of the Series A Preferred Stock or upon exercise of the Warrant) are characterized as restricted securities under Federal laws because they are being acquired from ANNIE'S in a transaction not involving a public offering and that under such laws and applicable regulations the securities may be resold without registration under Federal securities laws only in certain limited circumstances. HOLDINGS represents, and in entering into this Agreement ANNIE'S understands, that HOLDINGS is acquiring the Note, the Warrant and the Series A Convertible Preferred Stock for the purpose of investment and not with a view to the distribution thereof, and that HOLDINGS has no present intention of selling, negotiating or otherwise disposing of the Note, the Warrant or the Series A Convertible Preferred Stock; it being understood, however, that the disposition of HOLDINGS' property will at all times be and remain within its control." and replacing it with "HOLDINGS understands that the securities it is purchasing hereunder (or will acquire upon conversion of the Series A Preferred Stock) are characterized as restricted securities under Federal laws because they are being acquired from ANNIE'S in a transaction not involving a public offering and that under

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

such laws and applicable regulations the securities may be resold without registration under Federal securities laws only in certain limited circumstances. HOLDINGS represents, and in entering into this Agreement ANNIE'S understands, that HOLDINGS is acquiring the Series A Convertible Preferred Stock for the purpose of investment and not with a view to the distribution thereof, and that HOLDINGS has no present intention of selling, negotiating or otherwise disposing of the Series A Convertible Preferred Stock; it being understood, however, that the disposition of HOLDINGS' property will at all times be and remain within its control."

         8. Section 5.2 of the Original Agreement is hereby amended by striking "The issuance of the Series A Convertible Preferred Stock as contemplated by this Agreement (and the Common Stock that would be issued upon conversion of the Series A Preferred Stock or upon exercise of the Warrant) is exempt from the registration requirements of the Securities Act 1933 as amended and the registration and qualification requirements of applicable California securities laws, and neither ANNIE'S nor anyone acting on its behalf will take any action that would cause the loss of such exemptions." and replacing it with "The issuance of the Series A Convertible Preferred Stock as contemplated by this Agreement (and the Common Stock that would be issued upon conversion of the Series A Preferred Stock) is exempt from the registration requirements of the Securities Act 1933 as amended and the registration and qualification requirements of applicable California securities laws, and neither ANNIE'S nor anyone acting on its behalf will take any action that would cause the loss of such exemptions."

         9. Section 10.1(c) of the Original Agreement is hereby amended by striking "Default shall occur in the observance or performance of the agreements and undertakings of ANNIE'S set forth in the Warrant or any such Warrant shall be held by a court of competent jurisdiction to be invalid or unenforceable in any material respect;" and replacing it with "Default shall occur in the observance or performance of the agreements;"

         10. Section 11.1 of the Original Agreement is hereby amended by striking "ANNIE'S will pay all of its expenses in connection with this Agreement and the transactions contemplated hereby. ANNIE'S will pay and save HOLDINGS harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Note, the Warrant or Series A Convertible Preferred Stock, whether or not the Note, Warrant or Series A Convertible Preferred Stock are then outstanding." and replacing it with "ANNIE'S will pay all of its expenses in connection with this Agreement and the transactions contemplated hereby. ANNIE'S will pay and save HOLDINGS harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Series A Convertible Preferred Stock, whether or not the Series A Convertible Preferred Stock is then outstanding."

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

         11. Section 11.4 of the Original Agreement is hereby amended by striking "All covenants, representations and warranties made by ANNIE'S herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, will survive the closing and the delivery of this Agreement, the Note, the Warrant and the Series A Convertible Preferred Stock, for a period of nine months from the Closing Date." and replacing it with "All covenants, representations and warranties made by ANNIE'S herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, will survive the closing and the delivery of this Agreement and the Series A Convertible Preferred Stock, for a period of nine months from the Closing Date."

         12. Section 11.6 of the Original Agreement is hereby amended by striking "This Agreement and the Notes, Warrant, and Series A Convertible Preferred Stock issued and sold hereunder shall be governed by and construed in accordance with Delaware law." and replacing it with "This Agreement and the Series A Convertible Preferred Stock issued and sold hereunder shall be governed by and construed in accordance with Delaware law."

         IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above.

                                     ANNIE'S HOMEGROWN INC.



                                     By:  /s/ Paul Nardone
                                          -------------------------------
                                          Paul Nardone, President and CEO

                                     HOMEGROWN NATURAL FOODS, INC.



                                     By:  /s/ John Foraker
                                          -------------------------------
                                          John Foraker, President


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